Exhibit 99

Joint Filer Information

Name:   Defiante Farmaceutica, L.D.A.

Address:                       Rua dos Ferreiros
                                       260 Funchal
                                       Madeira, Portugal - 19000-082

Designated Filer:         Sigma-Tau Finanzaria S.p.A.

Issuer & Ticker Symbol: RegeneRx Biopharmaceuticals, Inc. (RGN)

Date of Earliest
Transaction Required
to be Reported:  3/6/06

Signature:  /s/ Maurizio Terenzi
                                 Name: Maurizio Terenzi
                                 Title: Attorney-in-fact
                                 DEFIANTE FARMACEUTICA, L.D.A.